UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2013

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 20, 2013, StemCells, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at 10:00 a.m. local time, at the Company’s headquarters located at 7707 Gateway Blvd., Newark, California, pursuant to notice duly given. Only stockholders of record as of the close of business on October 25, 2013 were entitled to vote at the Annual Meeting. As of October 25, 2013, there were 54,971,174 shares of Company common stock outstanding and entitled to vote at the Annual Meeting, of which 39,596,423 shares of Company common stock were represented, in person or by proxy, constituting a quorum on all matters voted upon.

The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal Number 1 – The stockholders elected each of the three nominees to serve as Class I Directors for a three-year term expiring at the 2016 Annual Meeting.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Eric Bjerkholt	14,438,869	1,467,151	23,690,403
R. Scott Greer	14,755,299	1,150,721	23,690,403
John Schwartz, Ph.D.	14,509,379	1,396,641	23,690,403

Proposal Number 2 – The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,807,984	1,249,671	521,207	0

Proposal Number 3 – Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase its authorized shares of common stock.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,505,199	9,438,777	634,886	0

Proposal Number 4 – Adoption of the Company’s 2013 Equity Incentive Plan, as proposed.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,529,329	5,007,223	351,907	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

December 23, 2013	By:	/s/ Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel